                                   Exhibit 5.1

                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE
                                [New York Office]

                                 (212) 474-1000

                                                                  March 20, 2002

                          ASBURY AUTOMOTIVE GROUP, INC.
                   1999 OPTION PLAN AND 2002 STOCK OPTION PLAN
                       REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

          We have acted as counsel for Asbury Automotive Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 on Form S-8 (the "Registration Statement") of 2,572,738 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), issuable upon the exercise of stock options under the 1999 Option Plan and the 2002 Stock Option Plan (collectively, the "Plans").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Certificate of Incorporation of the Company, (b) the Amended and Restated By-laws of the Company; (c) resolutions adopted by the Board of Directors of the Company on March 9, 2002 and (d) the Plans.

          Based on the foregoing, we are of opinion as follows:

     (1) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

     (2) The shares of Common Stock which may be issued or delivered upon exercise of stock options that may be granted under the Plans, assuming, except as to treasury shares, that the per share option price is at least equal to the par value of the Common Stock, will be, when issued or delivered upon exercise of such option, validly issued, fully paid and nonassessable.

     We are admitted to practice in the State of New York, and we express no opinion as to any matter governed by any law other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Cravath, Swaine & Moore

Asbury Automotive Group, Inc.
   3 Landmark Square, Suite 500
       Stamford, CT 06901